Exhibit 10.7

ISSUE DATE SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of February 8, 2019 (this “Issue Date Supplemental Indenture”), is entered into by and among The Dun & Bradstreet Corporation, a Delaware corporation (“Dun & Bradstreet” or the “Issuer”), the other parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Star Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Trustee have heretofore executed and delivered an indenture, dated as of February 8, 2019 (the “Initial Indenture” and, together with this Issue Date Supplemental Indenture, and as further amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance of $750,000,000 aggregate principal amount of 10.250% Senior Notes due 2027 (the “Notes”);

WHEREAS, the parties hereto desire to enter into this Issue Date Supplemental Indenture to evidence the assumption by the Issuer of all the payment obligations under the Notes and the Indenture;

WHEREAS, the Initial Indenture permits the Acquisition, provided that after the consummation of the Acquisition (x) the Issuer shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Issuer shall assume all the obligations of Merger Sub under the Initial Indenture and the Notes and (y) the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.1 of the Initial Indenture, the Trustee, the Issuer and the Guaranteeing Subsidiaries are authorized to execute and deliver this Issue Date Supplemental Indenture to amend or supplement the Initial Indenture without the consent of holders of the Notes;

WHEREAS, each of the Issuer and the each Guaranteeing Subsidiary has been duly authorized to enter into this Issue Date Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Issue Date Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Defined Terms.  As used in this Issue Date Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Issue Date Supplemental Indenture refer to this Issue Date Supplemental Indenture as a whole and not to any particular Section hereof.

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ARTICLE II
ASSUMPTION AND AGREEMENTS

Section 2.1                                    Assumption of Obligations.  The Issuer hereby agrees, as of the date hereof, to assume, to be bound by and to be jointly and severally liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Issuer under the Indenture.

ARTICLE III
AGREEMENT TO BE BOUND, GUARANTEE

Section 3.1                                    Agreement to be Bound.  Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 3.2                                    Guarantee.  Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.  This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

ARTICLE IV
MISCELLANEOUS

Section 4.1                                    Notices.  All notices and other communications to the Issuer and the Guarantors shall be given as provided in the Indenture to the Issuer and the Guarantors.

Section 4.2                                    Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Issue Date Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.3                                    Severability.  In case any provision in this Issue Date Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.4                                    Execution and Delivery.  (a) The Issuer agrees that its assumption of all of the payment obligations under the Notes and the Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such assumption of all of the payment obligations under the Notes and the Indenture on the Notes.

(b)                                 Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 4.5                                    No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guaranteeing Subsidiaries under the Notes, any Guarantees, the Indenture or this Issue Date Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and

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releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantee.

Section 4.6                                    Governing Law.  This Issue Date Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.7                                    Counterparts.  The parties may sign any number of copies of this Issue Date Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  This Issue Date Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.  The exchange of copies of this Issue Date Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Issue Date Supplemental Indenture as to the parties hereto and may be used in lieu of the original Issue Date Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.8                                    Headings.                                         The headings of the Articles and the Sections in this Issue Date Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.9                                    The Trustee.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Issue Date Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 4.10                             Benefits Acknowledged.  (a) The Issuer’s assumption of all of the payment obligations under the Notes and the Indenture is subject to the terms and conditions set forth in the Indenture.  The Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Issue Date Supplemental Indenture and that its assumption of all of the payment obligations under the Notes and the Indenture and the waivers made by it pursuant to this Issue Date Supplemental Indenture are knowingly made in contemplation of such benefits.

(b)                                 Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Issue Date Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

Section 4.11                             Successors.  All agreements of the Issuer and the Guaranteeing Subsidiaries in this Issue Date Supplemental Indenture shall bind their Successors, except as otherwise provided in this Issue Date Supplemental Indenture.  All agreements of the Trustee in this Issue Date Supplemental Indenture shall bind its successors.

Section 4.12                             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Issue Date Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE ENTITIES LISTED ON SCHEDULE I HERETO,
as Guarantors

By:	/s/ Colleen Haley
	Name:	Colleen Haley
	Title:	Secretary

THE DUN & BRADSTREET CORPORATION

By:
	Name:	Anthony Jabbour
	Title:	Chief Executive Officer

Signature Page to First Supplemental Indenture (Unsecured Notes)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE ENTITIES LISTED ON SCHEDULE I HERETO,
as Guarantors

By:
	Name:	Colleen Haley
	Title:	Secretary

THE DUN & BRADSTREET CORPORATION

By:	/s/ Anthony Jabbour
	Name:	Anthony Jabbour
	Title:	Chief Executive Officer

Signature Page to First Supplemental Indenture (Unsecured Notes)

WILMlNGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
	Name:	Jane Y. Schweiger
	Title:	Vice President

Signature Page to First Supplemental Indenture (Unsecured Notes)

SCHEDULE I

Guarantors

Guarantor Name	Location
Avention, Inc.	Delaware
Avention International Holdings, Inc.	Delaware
Cannondale Holdings, Inc.	Delaware
Cannondale Investments, Inc.	Delaware
D&B Management Services Co.	Delaware
Dun & Bradstreet Credit Control, Ltd.	Delaware
Dun & Bradstreet Emerging Businesses Corp.	Delaware
Dun & Bradstreet Europe, Ltd.	Delaware
Dun & Bradstreet International, Ltd.	Delaware
Dun & Bradstreet NetProspex, Inc.	Delaware
Dun & Bradstreet, Inc.	Delaware
Duns Investing VIII Corporation	Delaware
Hoover’s, Inc.	Delaware